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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2003

TO THE SHAREHOLDERS OF PIXELWORKS, INC.:

        The Annual Meeting of the Shareholders of Pixelworks, Inc., an Oregon corporation, will be held at 1 p.m., Pacific Time, on May 23, 2003, at Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214, for the following purposes:

  1.
  Electing five directors to serve for the following year or until their successors are elected;

  2.
  To amend the Company's 1997 Stock Incentive Plan; and

  3.
  Transacting any other business that properly comes before the meeting.

        Only shareholders of record at the close of business on March 21, 2003 will be entitled to vote at the Annual Meeting.

        YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Allen H. Alley
                       CHIEF EXECUTIVE OFFICER AND
                      CHAIRMAN OF THE BOARD

Tualatin, Oregon
April 15, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PIXELWORKS, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

May 23, 2003

        The mailing address of the principal executive offices of the Company is 8100 SW Nyberg Road, Tualatin, Oregon 97062. The approximate date this Proxy Statement and the accompanying proxy form are first being sent to shareholders is April 23, 2003.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

        The enclosed proxy is solicited on behalf of the Board of Directors of Pixelworks, Inc., an Oregon corporation ("Pixelworks" or the "Company"), for use at the Annual Meeting of Shareholders to be held on May 23, 2003 and at any adjournment or postponement thereof. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

        The Board of Directors has fixed the close of business on March 21, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date there were approximately 348 shareholders of record and 45,215,9551 shares of common stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

(1)
Includes 957,704 shares of common stock issuable upon the exchange of exchangeable shares of our Canadian subsidiary, Jaldi Semiconductor Corp. ("Jaldi"). These exchangeable shares, which were issued to former shareholders of Jaldi upon our acquisition of Jaldi, are intended to have characteristics essentially equivalent to our common stock, including the same voting rights as our common stock.

        If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of voting instructions, the shares will be voted for:

  •
  The nominees for director listed in these materials and on the proxy;

  •
  The adoption of the amendment to the 1997 Incentive Stock Plan.

        The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the person named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

        Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the beneficial ownership as of March 21, 2003 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director and each director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares
Mazama Capital Management, Inc.(2) One SW Columbia, Suite 1860 Portland, OR 97258	10,427,150	23.1%
Sequoia Capital Entities(3) 3000 Sand Hill Road Building 4, Suite 280 Menlo Park, CA 94025	2,418,779	5.3
Oliver D. Curme(4)	1,613,236	3.6
Mark A. Stevens(3)	2,597,990	5.7
Frank Gill	104,346	*
C. Scott Gibson	-0-	*
Allen H. Alley	2,303,862	5.1
Hans H. Olsen	287,688	*
Robert Y. Greenberg	916,051	2.0
Marc W. Fleischmann	79,040	*
Bradley A. Zenger	882,886	2.0
Jeffrey B. Bouchard	126,355	*
Michael G. West	965,182	2.1
Directors and Executive Officers as a group (12 persons)	10,092,585	22.3%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares. Shares that the person has the right to acquire within 60 days after March 21, 2003 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group. The number of stock options that are exercisable within 60 days of March 21, 2003 is as follows: Oliver Curme, 28,125, Mark Stevens, 25,000, Frank Gill, 89,063, Allen H. Alley, 70,556, Hans H. Olsen, 54,688, Robert Y. Greenberg, 40,261, Marc W. Fleischmann, 77,448, Bradley A. Zenger, 36,372, Jeffrey B. Bouchard, 119,969 and Michael G. West, 35,122.

(2)
This information as to beneficial ownership is based on a Schedule 13G filed by Mazama Capital Management, Inc., ("Mazama") with the Securities and Exchange Commission on November 8, 2002. The Schedule 13G states that Mazama is the beneficial owner of 10,427,150 shares of

  Common Stock over which it has sole voting power over 6,431,150 shares and sole dispositive power over 10,427,150 shares.

(3)
This information as to beneficial ownership is based on a Schedule 13G filed by Sequoia Capital VII ("SC VII"), SC VII-A Management, LLC ("SC VII-A"), Sequoia Technology Partners VII ("STP"), Sequoia International Partners ("SIP"), Michael Moritz ("MM"), Douglas Leone ("DL"), Mark Stevens ("MS") and Thomas F. Stephenson ("TFS") with the Securities and Exchange Commission on February 4, 2003. The Schedule 13G states that: (a) SC VII is the beneficial owner of 2,216,678 shares of Common Stock over which it has shared voting and dispositive power; (b) SC VII-A is the beneficial owner of 2,348,640 shares of Common Stock over which it has shared voting and dispositive power; (c) STP is the beneficial owner of 98,544 shares of Common Stock over which it has shared voting and dispositive power; (d) SIP is the beneficial owner of 33,418 shares of Common Stock over which it has shared voting and dispositive power; (e) MM is the beneficial owner of 2,524,095 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 175,455 shares as to which he has sole dispositive power; (f) DL is the beneficial owner of 2,469,810 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 150,573 shares as to which he has sole dispositive power; (g) MS is the beneficial owner of 2,516,662 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 154,611 shares as to which he has sole dispositive power; (h) TFS is the beneficial owner of 2,457,345 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 110,212 shares as to which he has sole dispositive power. MM, DL, MS and TFS are managing members of SC VII-A which is the General Partner of SC VII, STP and SIP. Also included are 44,887 shares held by SQP 1997 and 25,252 shares held by Sequoia 1997 LLC which were not reported on the Sequoia Schedule 13G.

(4)
This information as to beneficial ownership includes 1,540,145 shares of Common Stock beneficially owned by Battery Ventures IV, L.P., Battery Partners IV, LLC and Battery Investment Partners IV, LLC. Mr. Curme is a General Partner of Battery Ventures and has authority to vote the shares held by Battery entities. Mr. Curme disclaims beneficial ownership of all such shares except to the extent of his individual pecuniary interest therein.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The following table sets forth information as to the executive officers of the Company.

Name	Age	Position
Allen H. Alley	48	Chairman, President and Chief Executive Officer
Hans H. Olsen	54	Executive Vice President and Chief Operating Officer
Robert Y. Greenberg	41	Senior Vice President
Marc W. Fleischmann	35	Senior Vice President, Engineering
Bradley A. Zenger	40	Senior Vice President, Sales and Marketing
Jeffrey B. Bouchard	41	Vice President, Finance, Chief Financial Officer and Secretary
Michael G. West	45	Vice President, Chief Technology Officer

ALLEN H. ALLEY    co-founded Pixelworks and has served as President, Chief Executive Officer and Chairman since the Company's inception. From 1992 to 1996, Mr. Alley served as the Vice President, Corporate Development, Engineering and Product Marketing for InFocus Systems, a leading electronic display company. While at InFocus, Mr. Alley also was the co-CEO of a joint venture with Motorola, Inc. called Motif. From 1986 to 1992, Mr. Alley was a General Partner of Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Mr. Alley serves on the board of directors of Applied Films, Inc. (NASDAQ: AFCO). Additionally, Mr. Alley serves on the board of the Oregon Museum of Science and Industry and is the Chairman of the Oregon Council of Knowledge and Economic Development. Mr. Alley holds a B.S. degree in Mechanical Engineering from Purdue University.

HANS H. OLSEN    joined the Company in July 1998 as Vice President, Operations. Mr. Olsen has served as Executive Vice President and Chief Operating Officer since January 2001. From 1997 to 1998, Mr. Olsen held the positions of Vice President, Graphics Marketing and Vice President, North American Sales at Trident Microsystems, a graphics controller semiconductor company. From 1996 to 1997, Mr. Olsen served as Vice President Marketing at Paradigm Technology, Inc. which acquired IChips Corporation, a personal computer chipset and embedded memory technology provider, that he founded and was CEO of from 1993 to 1996. From 1982 to 1993, Mr. Olsen held the position of CEO of Electronic Designs, Inc., a semiconductor memory company he co-founded. From 1976 to 1982, Mr. Olsen held engineering and management positions at Christian Rovsing A/S in Copenhagen, Denmark. Mr. Olsen holds a B.S.E.E. from Copenhagen Technical University and a M.S.E.E. from the University of Copenhagen.

ROBERT Y. GREENBERG    co-founded Pixelworks and has served as Vice President, Product Development and Customer Support from the Company's inception until March 2002 when he was promoted to Senior Vice President. From 1988 to 1996, Mr. Greenberg designed system architectures, high-speed board-level hardware, integrated circuits and simulation and embedded system software for InFocus Systems. From 1987 to 1988, Mr. Greenberg developed a high-speed CMOS application specific semiconductor verification system for Integrated Measurement Systems, Inc., a manufacturer of performance engineering test stations. Mr. Greenberg has also held electrical engineering positions at Floating Point Systems, Inc. and Sperry Corporation. Mr. Greenberg holds a B.S.E.E. and a B.S.C.E. from the University of Michigan.

MARC W. FLEISCHMANN    joined the Company in January 2002 as Vice President and General Manager of Media Processors. Mr. Fleischmann was promoted to Senior Vice President in March 2002. From 1998 until joining the Company, Mr. Fleischmann held various positions at Transmeta with his latest position being Senior Director of Software and Corporate Program Manager. Prior to joining Transmeta, Mr. Fleischmann held various positions with Hewlett-Packard Laboratories from 1993 to 1998. Mr. Fleischmann holds an M.S. in Business Engineering from the University of Karlsruhe, Germany.

BRADLEY A. ZENGER    co-founded Pixelworks and served as Vice President, Marketing, until March 2002 when he was promoted to Senior Vice President, Sales and Marketing. From 1995 to 1996, Mr. Zenger served as the Director, Marketing Services at InFocus Systems where he developed and implemented worldwide demand creation programs. He also held management-level marketing positions at InFocus Systems from 1992 to 1995. From 1989 to 1992, Mr. Zenger was a Technical Support Manager (1990 to 1992) and held supervisory positions (1989 to 1991) at KLA Instruments, a semiconductor manufacturing equipment manufacturer, where he led installations and product support. From 1984 to 1989, Mr. Zenger served as a decorated officer in the U.S. Navy on-board a nuclear attack submarine. Mr. Zenger holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Santa Clara University.

JEFFREY B. BOUCHARD    has served as Vice President, Finance, Chief Financial Officer and Secretary since December 1999. During 1999, Mr. Bouchard served as Chief Financial Officer at eVineyard, a start-up online retailer of premium wines. From 1993 to 1999, Mr. Bouchard held senior financial management positions at InFocus Systems, including Director of Investor Relations and Treasury (1998 to 1999) and Director of Finance (1995 to 1998) where he was responsible for the company's financial management and planning. From 1988 to 1992, Mr. Bouchard held a variety of senior financial positions at Sun Microsystems, an enterprise network computing company. Prior to joining Sun Microsystems, Mr. Bouchard held finance and accounting positions at several high-technology companies from 1983 to 1988. Mr. Bouchard holds a B.S. in Business Administration—Finance from San Jose State University and an M.B.A. from Santa Clara University.

MICHAEL G. WEST    co-founded Pixelworks and has served as Vice President, Technology since the Company's inception. In March 2002 Mr. West was promoted to Chief Technology Officer. From 1988 to 1996, Mr. West led the semiconductor engineering efforts on advanced display products at InFocus Systems where he served as Chief Scientist and in other senior engineering capacities. From 1986 to 1987, Mr. West led design for a VLSI design of a full-custom bipolar integrated circuit and a microsequencer as an Integrated Circuit Design Engineer for Bipolar Integrated Technology, a semiconductor developer and manufacturer. From 1982 to 1986, Mr. West held semiconductor design positions, including leading system architecture development for a VLIW super computer at Floating Point Systems, a super-computer company. Mr. West holds a B.S. in Electronic Engineering and a B.S. in Mathematics from Oregon State University and a M.S.E.E. from the University of Illinois.

ELECTION OF DIRECTORS

(Proposal No. 1)

        The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. All nominees are now members of the Board of Directors. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. Prior to the Company's initial public offering ("IPO"), the holders of Series A and Series B preferred shares each elected one director. Messrs. Curme and Stevens were originally elected to the Board of Directors by the Series A and Series B shareholders, respectively. Following the IPO, if the number of directors is fixed at six or more, the directors will be divided into three classes and, after a transitional period, will serve for terms of three years, with one class being elected by the shareholders each year. Currently the number of directors is fixed at five.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

The following table briefly describes the Company's nominees for directors.

Name	Age	Has been a director since
Allen H. Alley	48	1997
Oliver D. Curme	49	1997
Frank Gill	58	1998
Mark A. Stevens	42	1998
C. Scott Gibson	50	2002

ALLEN H. ALLEY    Information concerning the principal occupation of Mr. Alley is set forth under Item 1A, "Executive Officers of the Registrant." Information concerning the principal occupation during the last five years of the nominees for directors who are not also executive officers of the Company is set forth below.

OLIVER D. CURME    has served as a director of Pixelworks since April 1997. Since 1988, Mr. Curme has been a General Partner of funds related to Battery Ventures, a venture capital firm located in Wellesley, Massachusetts. Mr. Curme sits on the board of directors of several privately held companies. Mr. Curme holds a B.S. in Biochemistry from Brown University and an M.B.A. from Harvard Graduate School of Business Administration.

FRANK GILL    has served as a director of Pixelworks since December 1998. From 1975 to 1998, Mr. Gill was employed at Intel Corporation in a variety of sales, marketing, product development and manufacturing positions and retired from Intel as an Executive Vice President. In 1988, he served as the Senior Vice President in charge of worldwide sales and marketing operations and became General Manager of the Intel Systems Group in 1990 and the Internet and Communications Group in 1995. Mr. Gill serves as a director of Tektronix, Inc. (NYSE: TEK), Logitech International S.A. (NASDAQ: LOGI) and IXTC, Inc. Mr. Gill holds a B.S.E.E. degree from the University of California at Davis.

MARK A. STEVENS    has served as a director of Pixelworks since April 1998. Since 1993, Mr. Stevens has been a General Partner of Sequoia Capital, a venture capital investment firm. From 1989 to 1993, Mr. Stevens was an Associate with Sequoia Capital. From 1982 to 1987, Mr. Stevens held technical sales and marketing positions at Intel Corporation. Mr. Stevens currently serves on the board of directors of NVIDIA, Corp. (NASDAQ: NVDA), a 3D graphics processor semiconductor company, and several privately held companies. Mr. Stevens holds a B.S.E.E. degree, B.A. degree in Economics and M.S. degree in Computer Engineering from the University of Southern California and an M.B.A. degree from Harvard Business School.

C. SCOTT GIBSON    has served as a director of Pixelworks since May 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been an angel investor, director and consultant to high technology companies. Mr. Gibson is the Chairman of the Board of Radisys, Corporation (NASDAQ: RSYS), and serves on the boards of Triquint Semiconductor (NASDAQ: TQNT), and NW Natural (NYSE: NWN) and LiveBridge, Inc., a development stage technology company. Additionally, Mr. Gibson serves on the boards of Oregon Health and Science University and Oregon Health and Science University Foundation and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors met 8 times in 2002. No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during the year. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The full Board of Directors nominates director candidates.

        The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of Mr. Gill, Mr. Curme and Mr. Gibson and met 5 times in 2002.

        The Compensation Committee determines compensation for the Company's executive officers and administers the Company's 1997 Stock Incentive Plan, 2001 Nonqualified Stock Option Plan and the Company's 2000 Employee Stock Purchase Plan. The Compensation Committee consists of Mr. Curme, Mr. Gill and Mr. Stevens and met once in 2002.

COMPENSATION OF DIRECTORS

        Directors who are not officers of the Company are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors receive an option grant upon election of 50,000 shares and an annual option grant of 12,500 shares. In addition, non-employee directors receive an annual option grant for service on each committee of 5,000 shares.

AMENDMENT TO THE PIXELWORKS, INC.

1997 STOCK INCENTIVE PLAN

(Proposal No. 2)

        The Board of Directors has approved an amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan (the "1997 Plan") to increase the aggregate number of shares of Pixelworks common stock that may be issued thereunder by 1,500,000 shares to a total of 16,840,116 shares. For a description of the 1997 Plan, see "1997 Stock Incentive Plan Summary" below. As of the Record Date, options to purchase 14,674,236 shares of Pixelworks' common stock have been granted pursuant to the 1997 Plan, of which 1,036,849 have been cancelled and returned to the unissued option pool resulting in 1,702,729 shares remaining available for grant under the 1997 Plan.

        The Board of Directors adopted the amendment to the 1997 Plan in order to provide additional long-term incentives to all of Pixelworks' employees, executive officers and directors as well as to maintain competitive compensation packages. This proposal increases the number of shares authorized for issuance under the 1997 Plan to provide sufficient shares for anticipated grants to be issued to both new and existing employees, executive officers and directors through May 2004.

        In the absence of contrary specifications, the shares represented by proxies will be voted FOR the amendment to the 1997 Plan.

        The award of options under the 1997 Plan is at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. See "Executive Compensation and Other Matters" below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PIXELWORKS, INC. 1997 STOCK INCENTIVE PLAN. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Future option grants under the 1997 Plan will not be possible if this proposal is not approved. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect in determining whether the proposal is approved. Proxies solicited by the Board will be voted for approval of the amendment to the 1997 Plan.

1997 STOCK INCENTIVE PLAN SUMMARY

        The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any shareholder upon written request to Pixelworks' Secretary.

Background.    The 1997 Plan, approved by Pixelworks' Board of Directors and its shareholders in January 1997, provides for the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to employees, executive officers and directors. During the year ended December 31, 2002, options to purchase 967,500 shares of common stock had been granted under the 1997 Plan at an average exercise price of approximately $13.356 per share. At the time of its adoption, 6,976,744 shares were authorized and reserved for issuance under the 1997 Plan. In December 1999, the shareholders approved an amendment to the 1997 Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,250,000 shares. In March 2000, the shareholders approved the adoption of Pixelworks' Fifth Amended and Restated Articles of Incorporation, which among other things, included a 3:2 stock split of the shares subject to option grants under the 1997 Plan, thereby increasing the reserved shares by 4,613,372. In May 2002, the shareholders approved an amendment to the 1997 Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000. As of the Record Date, options to purchase an aggregate of 3,571,905 shares of the Company's Common Stock were outstanding, with a weighted average exercise price of $9.245 per share, and 1,702,709 shares were available for future grant. In addition, 10,065,482 shares have been purchased pursuant to the exercise of stock options under the 1997 Plan. At the Annual Meeting, the shareholders are being asked to approve an amendment of the 1997 Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares.

Administration.    The Board of Directors has vested the Compensation Committee with full authority to administer the 1997 Plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the 1997 Plan. The Compensation Committee is currently comprised of Directors Stevens, Curme and Gill, none of whom are employees of Pixelworks. In any calendar year, no person may be granted options under the 1997 Plan exercisable for more than 300,000 shares.

Minimum Option Price.    The exercise price of ISOs granted under the 1997 Plan may not be less than the fair market value of a share of common stock on the last market trading day prior to the date of grant of the option (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the common stock (a "10% Shareholder")), and the exercise price of NQSOs may not be less than 85% of the fair market value of common stock on the date of grant. As defined in the 1997 Plan, "fair market value" means the closing price of the common stock (or the closing bid if no sales were reported) for the last market trading day prior to the date of grant of the option or authorization of sale or other determination, as reported on the NASDAQ National Market System on the date of grant.

Duration of Options.    Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1997 Plan expires on the date specified by the Compensation Committee, but in no event more than (i) ten years from the date of grant in the case of ISOs and NQSOs generally, and (ii) five years from the date of grant in the case of ISOs granted to a 10% Shareholder.

Means of Exercising Options.    The Board of Directors, or the Compensation Committee, as the case may be, may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) promissory note, (iv) other shares of Pixelworks' common stock which (a) either have been owned by the optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from Pixelworks, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to Pixelworks of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under federal and state law.

Term and Amendment of the 1997 Plan.    The 1997 Plan became effective when adopted by the Board of Directors. The 1997 Plan will continue in effect until January 16, 2007 unless earlier terminated in accordance with its terms. The Board of Directors may terminate or amend the 1997 Plan at any time, provided, however, that Pixelworks must obtain Shareholder approval of any amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule, regulation or statute. Such Shareholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

Assignability.    Unless otherwise indicated, no option granted under the 1997 Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

Federal Tax Effects of ISOs.    Pixelworks intends that ISOs granted under the 1997 Plan will qualify as incentive stock options under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the cost basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, Pixelworks is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, Pixelworks may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

Federal Tax Effects of NQSOs.    If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised. Pixelworks may deduct the amount of expense recognized by an employee as compensation expense. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and the employee has not filed a "Section 83(b) Election," then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

        The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

Participation in the 1997 Plan.    All option grants to executive officers under the 1997 Plan are subject to the discretion of the Compensation Committee of the Board of Directors. As of the date of this Proxy Statement, the Administrator has not made any determination with respect to future option grants. Therefore, except for option grants to certain non-employee Directors, future awards are not determinable.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth all compensation paid to, earned by or awarded by the Company with respect to the last three fiscal years to the Chief Executive Officer and the six other most highly compensated executive officers whose annual compensation exceeded $100,000 (collectively, the "Named Executive Officers").

Annual Compensation
Name and Principal Position				Stock Options Granted (#)	All Other Compensation
	Year	Salary	Bonus
Allen H. Alley President and Chief Executive Officer	2002 2001 2000	$265,358 238,989 190,295	$45,000 120,000 118,800	100,000 50,000 —	— — —
Hans H. Olsen Executive Vice President and Chief Operating Officer	2002 2001 2000	221,272 199,375 172,640	31,000 120,000 105,600	200,000 87,500 —	— — —
Robert Y. Greenberg Senior Vice President	2002 2001 2000	190,461 159,733 147,657	15,000 100,000 92,400	75,000 31,250 —	— — —
Marc W. Fleischmann(1) Senior Vice President	2002 2001 2000	174,654 — —	60,000 — —	250,000 — —	— — —
Bradley A. Zenger Senior Vice President, Sales and Marketing	2002 2001 2000	170,154 159,734 147,660	35,000 80,000 92,400	50,000 31,250 —	— — —
Jeffrey B. Bouchard Vice President, Finance and Chief Financial Officer	2002 2001 2000	170,154 159,758 139,692	15,000 80,000 92,400	50,000 31,250 —	— — —
Michael G. West Vice President and Chief Technology Officer	2002 2001 2000	170,154 159,734 147,658	15,000 80,000 92,400	50,000 31,250 —	— — —

(1)
Mr. Fleischmann began employment with the Company on January 22, 2002 and received a sign-on bonus of $50,000.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning the award of stock options to the Named Executive Officers during the year ended December 31, 2002:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (2)	Percent of Total Options Granted in 2002
			Exercise Price per Share	Expiration Date
					5% ($)	10% ($)
Allen H. Alley	100,000	3.3	$16.50	1/31/2012	$1,037,676	$2,629,675
Hans H. Olsen	100,000	3.3	16.50	1/31/2012	1,037,676	2,629,675
Hans H. Olsen	100,000	3.3	6.50	12/20/2012	393,059	996,089
Robert Y. Greenberg	75,000	2.5	16.50	1/31/2012	778,257	1,972,256
Marc W. Fleischmann	250,000	8.2	12.53	1/22/2012	1,965,295	4,980,445
Bradley A. Zenger	50,000	1.6	16.50	1/31/2012	518,838	1,314,838
Jeffery B. Bouchard	50,000	1.6	16.50	1/31/2012	518,838	1,314,838
Michael G. West	50,000	1.6	16.50	1/31/2012	518,838	1,314,838

(1)
The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the common stock compounded annually for the ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

(2)
Options granted under the plans must generally be exercised while the individual is an employee and within ten years of the date of grant. On the standard vesting schedule, each option shall become exercisable at a rate of 25% on the first anniversary date of the grant and on the last day of every month thereafter for a total of thirty-six additional increments unless otherwise specifically stated at the time of grant. On the alternative vesting schedule, options become exercisable monthly for a period of four years, with 10% becoming exercisable in the first year, 20% becoming exercisable in the second year, 30% becoming exercisable in the third year, and 40% becoming exercisable in the fourth year.

OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table provides information with respect to the named executive officers the number and value of unexercised stock option held as of December 31, 2002:

	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Allen H. Alley	56,380	127,370	$183,080	$3,895
Hans H. Olsen	33,959	253,541	—	—
Robert Y. Greenberg	30,417	90,833	81,812	1,738
Marc W. Fleischmann	—	250,000	—	—
Bradley A. Zenger	28,125	68,125	81,812	1,738
Jeffery B. Bouchard	94,187	124,063	272,128	189,563
Michael G. West	28,125	68,125	81,812	1,738

(1)
Based on the closing market value of $5.80 on December 31, 2002 less the exercise price.

CHANGE OF CONTROL AND EMPLOYMENT ARRANGEMENTS

Bouchard Employment Agreement

        In December 1999, the Company entered into an employment agreement with Jeffrey B. Bouchard, Vice President, Finance and Chief Financial Officer. In consideration for his services, the Company agreed to pay Mr. Bouchard an annual salary of $140,000, plus the Company's standard employee benefits. In addition, the Company granted Mr. Bouchard options for 225,000 shares of common stock pursuant to the Company's 1997 Stock Incentive Plan. If the Company terminates Mr. Bouchard's employment without cause (which is defined as termination for other than committing a criminal, fraudulent or grossly negligent act, misappropriation of our assets or willful failure to perform his duties) then he is entitled to severance pay of three months salary. If the Company sells all of its assets or is merged into another company which is not under the control of the Company's shareholders, then pursuant to Mr. Bouchard's stock options, he is entitled to his options which have already vested as well as an automatic vesting of the options he would have been entitled to receive over the twelve months following a merger or sale. As a condition of his employment, Mr. Bouchard entered into the Company's standard employee nondisclosure and developments agreement pursuant to which he may not divulge any of the Company's proprietary information other than as permitted as part of his employment with the Company.

Pixelworks Change of Control Severance Agreements

        In March 2003, certain executive officers of Pixelworks entered into Change of Control Severance Agreements with Pixelworks, including the following: Allen Alley, Hans Olsen, Robert Greenberg, Jeffrey Bouchard, Bradley Zenger, Michael West and Marc Fleischmann.

        The Change of Control Severance Agreements generally provide that if, within 12 months after a change of control of Pixelworks, the executive's employment is involuntarily terminated and the executive signs a release of claims, then the executive shall be entitled to the following severance benefits:

  •
  12 months (6 months for certain executives) of the executive's base salary, payable in lump sum;

  •
  12 months of acceleration of vesting under all stock options, and 12 months of lapsing of Pixelworks' right of repurchase with respect to all restricted stock, held by the executive prior to the change of control;

  •
  the ability to exercise all vested stock options granted to the executive by Pixelworks prior to the change of control for a period of 2 years following the termination of employment; and

  •
  health coverage and benefits at the same level of coverage as was provided immediately prior to termination, for up to 12 months (6 months for certain executives) following the termination of employment.

        In addition, the Change of Control Severance Agreements generally provide that if, in the second year after a change of control of Pixelworks, the executive's employment is involuntarily terminated and the executive signs a release of claims, then the executive shall be entitled to the following severance benefits:

  •
  a lump sum payment equal to the product of 100% (50% for certain executives) of the executive's monthly base salary, multiplied by the number of months remaining in such second year as of the employment termination date;

  •
  12 months of acceleration of vesting under all stock options, and 12 months of lapsing of Pixelworks' right of repurchase with respect to all restricted stock held by the executive prior to the change of control;

  •
  the ability to exercise all vested stock options granted to the executive by Pixelworks prior to the change of control for a period of 2 years following the termination of employment; and

  •
  health coverage and benefits at the same level of coverage as was provided immediately prior to termination, for that number of months remaining in such second year.

Pixelworks Change of Control Resolutions

        Pixelworks' board of directors adopted resolutions on March 22, 2002, approving a change of control and severance program for executive officers and directors. Under the terms of the resolutions, upon a change of control, Pixelworks will accelerate the exercise or vesting schedule of those options held by an executive officer or director that would have vested during the last twelve months according to the vesting schedule associated with such option will accelerate in full. In addition, upon a change of control of Pixelworks, and the termination of an executive officer, or a substantial change in the executive officer's responsibilities within 3 months prior to or 12 months following the change of control, the terminated officer will be entitled to severance payments equal to six months of his base salary as in effect on the date of such termination and continuation of medical insurance benefits for a period of six months from the date of termination. Pixelworks' board resolutions with respect to acceleration of vesting provisions work in conjunction with the Change of Control Severance Agreements described above, such that any options accelerated under board resolutions, having once been accelerated, are not available for acceleration under the Change of Control Severance Agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Hans H. Olsen

        On August 31, 1999, Hans H. Olsen, Vice President, Operations exercised stock options to acquire 69,063 shares of Common Stock at an aggregate exercise price of $11,511 and agreed to cancel options to acquire 185,937 shares of Common Stock at $0.167 per share, options to acquire 45,000 shares of Common Stock at $0.327 per shares and options to acquire 75,000 shares of Common Stock at $0.78 per share. On the same date, pursuant to restricted stock awards, Mr. Olsen purchased 185,937 shares of Common Stock at $0.167, 45,000 shares of Common Stock at $0.327 per share and 75,000 shares of Common Stock at $0.78 per share. Mr. Olsen paid the aggregate exercise price for the options exercised and the aggregate purchase price for the additional shares purchased, $115,700, by delivering to Pixelworks, Inc. a recourse promissory note. In addition, the Company advanced Mr. Olsen an additional $82,826 under the note to cover any tax liability arising from his purchase of shares pursuant to his restricted stock award. The note bears interest at an annual rate of 6.02% payable annually. The principal amount of the note must be repaid on the earlier of August 31, 2008 or termination of Mr. Olsen's employment voluntarily or for cause. Upon termination of Mr. Olsen's employment the Company has the right to repurchase any of these shares, which are then unvested, for an amount equal to the price paid. Of the 305,937 restricted shares purchased by Mr. Olsen 81,410 remain unvested as of December 31, 2001. During the year ended December 31, 2001 Mr. Olsen paid the Company $88,408 in principal and $9,827 in interest on the note payable. The outstanding principal balance on the note was $83,647 as of December 31, 2001. During the year ended December 31, 2002, this note was paid in full.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2002 with respect to the shares of the Company's Common Stock that may be issued under the Company's existing equity compensation plans.

	A		C
	Number of Securities to be Issued upon Exercise of Outstanding Options (2)	B	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Plan Category		Weighted Average Exercise Price of Outstanding Options
Equity Compensation Plans Approved by Shareholders(1)	3,112,417	$9,356	3,496,224
Equity Compensation Plan Not Approved by Shareholders(4)	2,702,277	$10,173	1,263,796

Total	5,814,694	$9,736	4,760,020

(1)
Consists of the Company's 1997 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (the "ESPP").

(2)
Excludes purchase rights under the ESPP, which has a shareholder-approved reserve of 1,500,000 shares. Under the ESPP, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the offering date or (ii) the fair market value on the semi-annual purchase date.

(3)
Includes shares available for future issuance under the ESPP. As of December 31, 2002, an aggregate of 1,280,740 shares of Common Stock were available for issuance under the ESPP.

(4)
Consists of the Company's 2001 Nonqualified Stock Option Plan, which allows for option grants to employees and consultants (not officers and directors) of the Company. Such option grants are at the discretion of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information regarding the compensation provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

        COMPENSATION PHILOSOPHY.    The Compensation Committee is appointed by the Board of Directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels of executive officers, sets salary and bonus levels, and awards stock option grants for the executive officers of the Company. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

        Executive compensation is based on several general principles, which are summarized below:

    •
    Provide competitive total compensation that allows the Company to attract and retain key executives.

    •
    Link corporate and individual performance to compensation.

    •
    Align the interests of executives with the long-term interest of shareholders through stock ownership opportunities in the form of stock options.

    •
    Reward performance.

        COMPENSATION COMPONENTS.    The primary components of the Company's executive officer compensation program are base salaries, bonuses and stock options.

  BASE SALARIES.  Base salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications within the industry. In determining executive officer salaries, the Compensation Committee considers recommendations from management and the executive's experience, job responsibilities and performance. No specific weight is attached to any of these factors in establishing base salaries. For fiscal 2003 and future years, the Compensation Committee will continue to establish base salary levels for executive officers that are competitive with those established by companies of comparable size within the industry.

  BONUSES.  In determining executive officer bonuses, the Compensation Committee considers individual performance as well as the overall financial performance of the Company. No specific weight is attached to any of these factors in determining bonuses, although the Company's overall financial performance is generally weighted more than individual performance when determining an individual executive officer's bonus.

  STOCK OPTIONS.  The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1997 Stock Incentive Plan (the "1997 Plan"), which is designed to align a significant portion of an executive officer's compensation with the long-term interests of shareholders. The 1997 Plan permits the granting of several types of stock-based awards. The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders since stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants based upon the relative position and responsibilities of each executive officer, expected contributions of each executive officer to the Company and previous option grants to such executive officer.

        COMPENSATION OF CHIEF EXECUTIVE OFFICER.    The Compensation Committee and the Board of Directors set Mr. Alley's compensation for the year ended December 31, 2002. The same criteria that the Compensation Committee used to set compensation for other executive officers was used to establish Mr. Alley's compensation. In addition, the Compensation Committee considered compensation of other executives of Mr. Alley's level of experience and recognized his individual performance and importance to the Company's performance.

        TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION.    The cash compensation to be paid to the Company's executive officers for fiscal 2002 is not expected to exceed the per officer $1.0 million tax deductibility limit of such compensation under the Internal Revenue Code. The exercise of nonstatutory stock options will qualify as performance-based compensation and, therefore, will not be subject to the $1.0 million limitation.

                      THE COMPENSATION COMMITTEE

                      Mark Stevens, Chair
                      Frank Gill
                      Oliver D. Curme

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2002 were Mr. Stevens, Mr. Gill and Mr. Curme, each of whom is an independent director not employed by Pixelworks.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three or more independent directors as defined by the SEC and the Nasdaq Stock Market. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

        Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the Company's independent accountants, to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE
                      Frank Gill, Chair
                      Oliver D. Curme
                      C. Scott Gibson

PERFORMANCE GRAPH

        Set forth below is a graph that compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and the Nasdaq Electronics Components Index over the period indicated (assuming the investment of $100 in the Company's Common Stock on May 19, 2000, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.

COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
AMONG PIXELWORKS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONICS COMPONENTS INDEX

*  $100 INVESTED ON 5/19/00 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31, 2002.

INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed KPMG LLP, independent accountants, as the auditors of the Company for the year ending December 31, 2003. KPMG LLP served as the Company's auditors for the year ended December 31, 2002. Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

        Audit Fees.    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $96,250 and $37,500, respectively. Audit fees billed also included $4,500 for the review of SEC registration statements and $67,729 billed for services related to audits of significant acquirees.

        Audit Related Fees.    The aggregate fees billed by KPMG LLP for audit related services during the year ended December 31, 2002 were $44,634. Services performed related to proposed transactions.

        Tax Fees.    The aggregate fees billed by KPMG LLP for tax services during the year ended December 31, 2002 were $198,120. Services performed included tax compliance and related consulting services.

        All Other Fees.    There were no fees billed by KPMG LLP for other services during the year ended December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by the SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during 2002 all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with, except that Mr. Gill and Mr. Lau filed late Form 4's reporting one transaction each.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company's 2004 proxy statement. Any such proposal must be received by the Company not later than December 17, 2003. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal or nomination that a shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder's submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the shareholder's ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2003 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in connection with that request.

ADDITIONAL INFORMATION

        A copy of the Company's 2002 Annual Report to Shareholders accompanies this Proxy Statement. Our 2002 Annual Report to Shareholders includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2002. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2002. Written requests should be mailed to the Secretary, 8100 SW Nyberg Road, Tualatin, Oregon 97062.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Allen H. Alley
                       CHIEF EXECUTIVE OFFICER AND
                      CHAIRMAN OF THE BOARD

Tualatin, Oregon
April 15, 2003

Appendix A
PIXELWORKS, INC.
Charter of the Audit Committee of the Board of Directors
Effective February 1, 2003

I.    Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

    •
    Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

    •
    Monitor the independence and performance of the Company's independent auditors.

    •
    Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        This Charter delegates certain responsibilities of the Board of Directors to the Audit Committee. It does not assign executive responsibilities. In fulfilling its duties under this charter, the Audit Committee shall be held to the standards of any member of the Board of Directors under applicable Oregon law (ORS 60.357 (1) through (3), and is entitled to the protection of ORS 60.357(4) in doing so. These statutory sections are attached to this Charter for ready reference. For example, it is the responsibility of the Company's management and independent auditors, not of the audit committee, to plan and conduct audits and to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

II.    Audit Committee Composition and Meetings

        Audit Committee members shall meet the requirements of the SEC and NASDAQ. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have such experience in finance and accounting as shall satisfy the requirements of the regulations of NASDAQ.

        Audit Committee members shall be appointed by and will report to the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair or a majority of the Committee, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.    Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3.
  In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

  4.
  Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee, or a majority of the Committee, may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

  5.
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6.
  Approve the fees and other significant compensation to be paid to the independent auditors that is beyond the scope of the audit engagement letter.

  7.
  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8.
  Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  9.
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Legal Compliance

  11.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  12.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  13.
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  14.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Oregon Law: ORS 60.357

        60.357    General standards for directors.

        (1)    A director shall discharge the duties of a director, including the duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation.

        (2)    In discharging the duties of a director, a director is entitled to rely on information, opinions, reports or statements including financial statements and other financial data, if prepared or presented by:

          (a)    One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b)    Legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or

          (c)    A committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence.

        (3)    A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) of this section unwarranted.

        (4)    A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director's office in compliance with this section.

PROXY

PROXY SOLICITED BY BOARD OF DIRECTORS
PIXELWORKS, INC.
Annual Meeting, May 23, 2003

        The undersigned hereby appoints Allen H. Alley, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of shareholders of Pixelworks, Inc. (the "Company") on May 23, 2003 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

        The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

(Continued and to be signed on the other side.)

/*\ FOLD AND DETACH HERE /*\

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPSAL 2 AND IN ACCORDANCE WITH THE
RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.	Please mark your votes as indicated in this example	☒
	FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1. Election of Directors: 01 Allen H. Alley 02 Oliver D. Curme 03 Frank Gill 04 Mark A. Stevens 05 C. Scott Gibson	☐	☐	2.	Amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan to increase the aggregate number of shares of Pixelworks common stock that may be issued there under by 1,500,000 shares to a total of 16,840,116 shares.	☐	☐	☐
Withheld for the nominee's you list below: (Write that nominee's name in the space provided below.)			3.	Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.
								Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself; the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.
								The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.
								The Annual Meeting of Shareholders of Pixelworks, Inc. will be held on May 23, 2003 at 1:00 p.m., Pacific Time, at The Oregon Museum of Science and Industry, 1945 S.E. Water, Portland, Oregon.
Signature	Signature	Date

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

QuickLinks

ELECTION OF DIRECTORS (Proposal No. 1)
AMENDMENT TO THE PIXELWORKS, INC. 1997 STOCK INCENTIVE PLAN (Proposal No. 2)